UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2005
IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 871-1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement	1
Item 9.01 Financial Statements and Exhibits	1
Exhibit 10.1

Item 1.01 Entry into a Material Definitive Agreement.
     On November 30, 2005, Ixia (the “Company”) entered into a Fourth Amendment to Office Lease (the “Fourth Amendment”), effective October 27, 2005, with Malibu Canyon Office Partners, LLC, a California limited liability company (the “Landlord”), pursuant to which the Company and the Landlord amended that certain Office Lease dated as of November 5, 1999 between the Company and the Landlord. The Office Lease, as amended by the first three amendments thereto (the “Lease”), covers the principal executive offices of the Company located at 26601 West Agoura Road, Calabasas, California 91302 and certain adjacent premises located at 26701 West Agoura Road, Calabasas, California 91302.
     The Fourth Amendment expands the premises covered by the Lease to include, as of November 1, 2005, certain additional adjacent premises comprised of approximately 12,500 square feet in a building located at 26677 West Agoura Road, Calabasas, California 91302 (the “Additional Premises”). The monthly rental for the Additional Premises is $20,000 (subject to increase in accordance with the rent escalation terms of the Lease), plus a percentage of the Landlord’s monthly operating and tax expenses for the Additional Premises. The premises covered by the Lease, as amended by the Fourth Amendment, total approximately 84,100 square feet. The term of the lease of the premises covered by the Fourth Amendment expires on January 31, 2009. The term of the lease of the remainder of the premises covered by the Lease expires on May 31, 2008.
     The foregoing description of the Fourth Amendment is qualified in its entirely by reference to the Fourth Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
          The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Fourth Amendment to Office Lease, effective October 27, 2005, between Malibu Canyon Office Partners, LLC, as Landlord, and the Company, as Tenant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: December 6, 2005	By:	/s/ Errol Ginsberg
Errol Ginsberg
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Office Lease, effective October 27, 2005, between Malibu Canyon Office Partners, LLC, as Landlord, and the Company, as Tenant

4